Exhibit 99.1

Investor Contact:	Media Contact:
Susannah Livingston	Diego Romero
(602) 682-1584	(602) 682-3173
susannahlivingston@sprouts.com	media@sprouts.com

SPROUTS FARMERS MARKET, INC. REPORTS SECOND QUARTER 2019 RESULTS

PHOENIX, Ariz. – (Globe Newswire) – August 1, 2019 – Sprouts Farmers Market, Inc. (Nasdaq: SFM) today reported results for the 13-week second quarter ended June 30, 2019.

Second Quarter Highlights:

•	Net sales of $1.4 billion; a 7% increase from the same period in 2018
•	Comparable store sales growth of 0.1% and two-year comparable store sales growth of 2.1%
•	Net income of $35 million, compared to $42 million from the same period in 2018
•	Diluted earnings per share of $0.30; compared to $0.32 from the same period in 2018

“We are grateful to have Jack Sinclair join the Sprouts team as our new chief executive officer and are confident his insightful grocery experience makes him well positioned to strategically advance Sprouts’ unique model and improve its performance as the brand expands its footprint,” said Chip Molloy, interim chief financial officer and board member of Sprouts Farmers Market.

Second Quarter 2019 Financial Results

Net sales for the second quarter of 2019 were $1.4 billion, a 7% increase compared to the same period in 2018. Net sales growth was driven by strong performance in new stores opened and a 0.1% increase in comparable store sales.

Gross profit for the quarter increased 6% to $465 million, resulting in a gross profit margin of 32.8%, a decrease of 35 basis points compared to the same period in 2018.  This was primarily driven by product cost inflation not fully reflected in retail pricing and slightly higher distribution and transportation costs.

Selling, general and administrative expenses (“SG&A”) for the quarter increased 9% to $383 million, or 27.1% of sales, compared to 26.5% in the same period in 2018. Excluding the 35 basis point impact of the adoption of the new lease accounting standard that went into effect at the beginning of 2019, SG&A deleveraged 20 basis points. This primarily reflects investments in new stores, increased interchange fees and increased costs associated with the expansion of the company’s home delivery program.

Depreciation and amortization for the quarter increased 12% to $30 million, or 2.1% of sales, compared to 2.0% of sales in the same period in 2018.

Net income for the quarter was $35 million and diluted earnings per share was $0.30, compared with $42 million and $0.32, respectively, in 2018.  This decrease was driven by the impact of the adoption of the new lease accounting standard in 2019 and a challenging sales environment. This was partially offset by fewer shares outstanding due to our repurchase program.

Fiscal Year-to-Date Financial Results

For the 26-week period ended June 30, 2019, net sales were $2.8 billion, an 8% increase compared to the same period in 2018. Growth was driven by strong performance in new stores opened and a 0.8% increase in comparable store sales.  Net income was $92 million compared to $108 million for the same period in 2018.  Diluted earnings per share was $0.76, a decrease of $0.06 or 7%, compared to diluted earnings per share of $0.82 for the same period in 2018.

Growth and Development

During the second quarter of 2019, we opened six new stores, including one each in the new states of Louisiana and New Jersey. As we planned, one lease expired during the second quarter and was not renewed. Five additional stores have been opened in the third quarter to date, resulting in a total of 331 stores in 21 states as of August 1, 2019.

Leverage and Liquidity

We generated cash from operations of $249 million year-to-date through June 30, 2019 and invested $84 million in capital expenditures net of landlord reimbursement, primarily for new stores. In addition, we repurchased 2.4 million shares of common stock for a total year-to-date investment of $163 million. We ended the quarter with a $515 million balance on our revolving credit facility, $27 million of letters of credit outstanding under the facility, $59 million in cash and cash equivalents, and $55 million available under our current share repurchase authorization.

2019 Outlook

We have adjusted our 2019 guidance, reflecting our year-to-date performance and our expectation for the remainder of the year. The following provides information on our guidance for 2019:

Full-Year 2019 Current Guidance
Net sales growth	7% to 8%
Unit growth	Approximately 28 stores
Comparable store sales growth	Flat
Diluted earnings per share [1]	$1.05 to $1.09
Effective tax rate	Approximately 24%
Capital expenditures (net of landlord reimbursements)	$170M to $175M

Footnotes

1   The adoption of the new lease accounting standard will result in net incremental noncash rent expense of approximately $7 million pre-tax (or approximately $0.04 decrease in diluted earnings per share) for 2019.

Second Quarter 2019 Conference Call

We will hold a conference call at 7 a.m. Pacific Daylight Time (10 a.m. Eastern Daylight Time) on Thursday, August 1, 2019, during which Sprouts executives will further discuss our second quarter 2019 financial results.

A webcast of the conference call will be available through Sprouts’ investor webpage located at investors.sprouts.com. Participants should register on the website approximately 10 minutes prior to the start of the webcast.

The conference call will be available via the following dial-in numbers:

•	U.S. Participants: 877-398-9481
•	International Participants: Dial +1-408-337-0130
•	Conference ID: 9091469

The audio replay will remain available for 72 hours and can be accessed by dialing 855-859-2056 (toll-free) or 404-537-3406 (international) and entering the confirmation code: 9091469.

Important Information Regarding Outlook

There is no guarantee that Sprouts will achieve its projected financial expectations, which are based on management estimates, currently available information and assumptions that management believes to be reasonable.   These expectations are inherently subject to significant economic, competitive and other uncertainties and contingencies, many of which are beyond the control of management.  See “Forward-Looking Statements” below.

Forward-Looking Statements

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Any statements contained herein that are not statements of historical fact (including, but not limited to, statements to the effect that Sprouts Farmers Market or its management "anticipates," "plans," "estimates," "expects," or "believes," or the negative of these terms and other similar expressions) should be considered forward-looking statements, including, without limitation, statements regarding the company’s guidance, outlook, growth and opportunities. These statements involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this release. These risks and uncertainties include, without limitation, risks associated with the company’s ability to successfully compete in its intensely competitive industry; the company’s ability to successfully open new stores; the company’s ability to manage its rapid growth; the company’s ability to maintain or improve its operating margins; the company’s ability to identify and react to trends in consumer preferences; product supply disruptions; general economic conditions; the company’s ability to manage its transition to a new CEO and a new CFO; accounting standard changes including the new lease accounting guidance; and other factors as set forth from time to time in the company’s Securities and Exchange Commission filings, including, without limitation, the company’s Annual Report on Form 10-K. The company intends these forward-looking statements to speak only as of the time of this release and does not undertake to update or revise them as more information becomes available, except as required by law.

Corporate Profile

Sprouts Farmers Market, Inc. specializes in fresh, natural and organic products at prices that appeal to everyday grocery shoppers. Based on the belief that healthy food should be affordable, Sprouts’ welcoming environment and knowledgeable team members continue to drive its growth. Sprouts offers a complete shopping experience that includes an array of fresh produce in the heart of the store, a deli with prepared entrees and side dishes, The Butcher Shop, The Fish Market, an expansive vitamins and supplements department and more. Headquartered in Phoenix, Arizona, Sprouts employs more than 30,000 team members and operates in more than 325 stores in 21 states from coast to coast. Visit about.sprouts.com for more information.

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended	Thirteen weeks ended	Twenty-six weeks ended	Twenty-six weeks ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net sales	$1,415,736	$1,321,693	$2,829,623	$2,608,889
Cost of sales	950,954	883,212	1,880,492	1,725,799
Gross profit	464,782	438,481	949,131	883,090
Selling, general and administrative expenses	383,116	350,413	757,942	689,187
Depreciation and amortization (exclusive of depreciation included in cost of sales)	29,565	26,341	59,024	52,486
Store closure and other costs	769	26	1,277	36
Income from operations	51,332	61,701	130,888	141,381
Interest expense, net	(5,438)	(6,544)	(10,440)	(12,609)
Other income	—	117	—	325
Income before income taxes	45,894	55,274	120,448	129,097
Income tax provision	(10,551)	(13,565)	(28,713)	(20,764)
Net income	$35,343	$41,709	$91,735	$108,333
Net income per share:
Basic	$0.30	$0.32	$0.76	$0.83
Diluted	$0.30	$0.32	$0.76	$0.82
Weighted average shares outstanding:
Basic	118,251	129,423	120,754	130,924
Diluted	118,436	130,012	121,231	131,949

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30, 2019	December 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$58,639	$1,588
Accounts receivable, net	13,170	40,564
Inventories	269,463	264,366
Prepaid expenses and other current assets	38,776	27,323
Total current assets	380,048	333,841
Property and equipment, net of accumulated depreciation	728,441	766,429
Operating lease assets	1,018,301	—
Intangible assets, net of accumulated amortization	185,485	194,803
Goodwill	368,078	368,078
Other assets	12,138	12,463
Total assets	$2,692,491	$1,675,614
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$331,299	$253,969
Accrued salaries and benefits	41,996	48,603
Current portion of capital and financing lease obligations	—	7,428
Current portion of operating lease liabilities	75,700	—
Current portion of finance lease obligations	610	—
Total current liabilities	449,605	310,000
Long-term capital and financing lease obligations	—	119,642
Long-term operating lease liabilities	1,078,513	—
Long-term debt and finance lease liabilities	526,861	453,000
Other long-term liabilities	40,601	153,377
Deferred income tax liability	65,262	50,399
Total liabilities	2,160,842	1,086,418
Commitments and contingencies
Stockholders' equity:
Undesignated preferred stock; $0.001 par value; 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized, 120,436,879 shares issued and outstanding, March 31, 2019; 124,975,691 shares issued and outstanding, December 30, 2018	118	124
Additional paid-in capital	665,454	657,140
Accumulated other comprehensive (loss) income	(4,579)	1,134
Accumulated deficit	(129,344)	(69,202)
Total stockholders' equity	531,649	589,196
Total liabilities and stockholders' equity	$2,692,491	$1,675,614

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Twenty-six weeks ended	Twenty-six weeks ended
	June 30, 2019	July 1, 2018
Cash flows from operating activities
Net income	$91,735	$108,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	60,211	53,829
Operating lease asset amortization	40,477	—
Store closure and other costs	824	—
Share-based compensation	4,191	8,630
Deferred income taxes	10,691	17,550
Other non-cash items	32	900
Changes in operating assets and liabilities:
Accounts receivable	20,378	(2,954)
Inventories	(5,096)	(21,022)
Prepaid expenses and other current assets	(9,644)	(1,312)
Other assets	(451)	(6,745)
Accounts payable and other accrued liabilities	86,007	10,379
Accrued salaries and benefits	(6,288)	(7,154)
Operating lease liabilities	(40,297)	—
Other long-term liabilities	(3,585)	10,674
Cash flows from operating activities	249,185	171,108
Cash flows used in investing activities
Purchases of property and equipment	(93,414)	(103,935)
Cash flows used in investing activities	(93,414)	(103,935)
Cash flows used in financing activities
Proceeds from revolving credit facilities	122,860	140,000
Payments on revolving credit facilities	(60,860)	(30,000)
Payments on capital and financing lease obligations	—	(2,135)
Payments on finance lease obligations	(325)	—
Payments of deferred financing costs	—	(2,131)
Cash from landlords related to capital and financing lease obligations	—	2,113
Repurchase of common stock	(163,310)	(178,000)
Proceeds from exercise of stock options	4,118	6,734
Other	(319)	(59)
Cash flows used in financing activities	(97,836)	(63,478)
Increase in cash, cash equivalents, and restricted cash	57,935	3,695
Cash, cash equivalents, and restricted cash at beginning of the period	2,248	19,479
Cash, cash equivalents, and restricted cash at the end of the period	$60,183	$23,174

Reclassification of Certain Income Statement Items

In the fourth quarter of fiscal 2018, we made a voluntary change to our consolidated statements of income presentation as follows:

•	Reclassified occupancy costs and buying costs from cost of sales to selling, general and administrative expenses (“SG&A”);
•	Reclassified depreciation and amortization (exclusive of depreciation related to supply chain which continues to be included in cost of sales) to a separate financial statement line item; and
•	Combined direct stores expense (“DSE”) and store pre-opening costs with SG&A.

These reclassifications had no impact on sales, income from operations, net income or earnings per share.  We made this voluntary change in presentation because we believe that the exclusion of occupancy and buying costs from cost of sales provides a more meaningful presentation of our gross margin. The changes also enhance the comparability of our financial statements with those of many of our industry peers and align with how we internally manage and review costs and margin. Prior years amounts have been reclassified to reflect this change. Updated financials for the five years prior have been posted on investors.sprouts.com.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the company presents EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP. The company's management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the company, and certain of these measures may be used as components of incentive compensation.

The company defines EBITDA as net income before interest expense, provision for income tax, and depreciation, amortization and accretion and adjusted EBITDA as EBITDA excluding the impact of special items. The company defines adjusted net income and adjusted diluted earnings per share by adjusting the applicable GAAP measure to remove the impact of special items.

Non-GAAP measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Because of their limitations, non-GAAP measures should not be considered as a measure of discretionary cash available to use to reinvest in the growth of the company’s business, or as a measure of cash that will be available to meet the company’s obligations. Each non-GAAP measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

The following table shows a reconciliation of EBITDA and adjusted EBITDA to net income for the thirteen and twenty-six weeks ended June 30, 2019 and July 1, 2018 and a reconciliation of net income and diluted earnings per share to adjusted net income and adjusted diluted earnings per share for the thirteen and twenty-six weeks ended June 30, 2019 and July 1, 2018:

SPROUTS FARMERS MARKET, INC. AND SUBSIDIARIES

NON-GAAP MEASURE RECONCILIATION

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Thirteen weeks ended	Thirteen weeks ended	Twenty-six weeks ended	Twenty-six weeks ended
	June 30, 2019	July 1, 2018	June 30, 2019	July 1, 2018
Net income	$35,343	$41,709	$91,735	$108,333
Income tax provision (1)	10,551	13,565	28,713	20,764
Interest expense, net	5,438	6,540	10,440	12,604
Earnings before interest and taxes (EBIT)	51,332	61,814	130,888	141,701
Depreciation, amortization and accretion	30,139	27,087	60,211	53,976
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$81,471	$88,901	$191,099	$195,677
Special Items:
Store closures (2)	—	—	508	—
Total Special Items - pre-tax	—	—	508	—
Adjusted EBITDA	$81,471	$88,901	$191,607	$195,677

Net income	$35,343	$41,709	$91,735	$108,333
Special Items:
Store closures, net of tax (2)	—	—	377	—
Adjusted Net income	$35,343	$41,709	$92,112	$108,333

Diluted earnings per share	$0.30	$0.32	$0.76	$0.82
Adjusted diluted earnings per share	$0.30	$0.32	$0.76	$0.82

Diluted weighted average shares outstanding	118,436	130,012	121,231	131,949

(1)

Income tax provision includes approximately an $11 million (or $0.08 per diluted share) benefit during the twenty-six weeks ended July 1, 2018 in excess federal and state tax for share based compensation primarily associated with the exercise of expiring pre-IPO options.

(2)	Special items include the direct costs associated with store closures or relocations. After-tax impact includes the tax benefit on the pre-tax charge.

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Source: Sprouts Farmers Market, Inc.

Phoenix, AZ

8/1/19